Exhibit 99.1

ENTREPRENEUR UNIVERSE BRIGHT GROUP Announces 2022 Q2 Financial Results

Xi’an, China, August 15, 2022 – ENTREPRENEUR UNIVERSE BRIGHT GROUP (“EUBG” or the “Company”) (OTCBB: EUBG), a digital marketing consulting company, announced its unaudited financial results for the second quarter ended June 30, 2022.

Mr. Guolin Tao, CEO of Entrepreneur Universe Bright Group commented, “Due to the government measures taken to contain COVID-19, the offline activities of the Company’s PRC subsidiary were restricted from late January to May 2020, resulting in cancellations or postponements of the marketing efforts of our customers. Specifically, as a result of government mandated closures of non-essential business in China, many of the Company’s customers’ business were suspended while others permanently closed their businesses. From December 22, 2021 to January 24, 2022, Xi’an city, the PRC, went into lockdown following a coronavirus outbreak that officials attributed to the delta variant. From April 16, 2022 to April 19, 2022, the city was under temporary controls of social activities after reporting more than 40 infections in half month. This affected both the Company’s digital marketing consulting services and our KOL Training Related Services.”

Second Quarter 2022 Unaudited Financial Results

	Three months ended June 30,
	2022	2021
Revenue	$840,868	$873,084
Cost of revenue	(113,332)	(199,451)
Gross profit	727,536	673,633
Selling expenses	(8,319)	(85,760)
General and administrative expenses	(331,385)	(351,935)
Total other income, net	58,099	32,392
Income before income tax	445,931	268,330
Income tax expense	(180,081)	(146,289)
Net income	$265,850	$122,041

●	Revenue decreased by 3.7% to $840,868

●	Gross profit increased by 8.0% to $727,536

●	Net income increased by 117.8% to $265,850

Revenue and cost of revenue: During the three months ended June 30, 2022, we generated revenue of $840,868 compared to $873,084 for the three months ended June 30, 2021, representing a decrease of $32,216 or 3.7% as compared with the prior period. For the three months ended June 30, 2022, our revenue from consultancy services and sourcing and marketing services were $680,606 and $160,262, respectively; while revenue for the three months ended June 30, 2021 was wholly generated from our consultancy services. Cost of revenue was $113,332 for the three months ended June 30, 2022 compared to $199,451 for the three months ended June 30, 2021. The decrease of cost of revenue for the three months ended June 30, 2022 was mainly due to our senior management no longer directly involved in performing the services but focused on management work. Therefore, less direct senior management costs were incurred in the consultancy services and souring and marketing service.

Selling expenses: During the three months ended June 30, 2022, we incurred $8,319 selling expenses compared to $85,760 for the three months ended June 30, 2021, representing a decrease of $77,441 or 90.3% as compared with the prior period. The decrease of selling expenses was mainly due to the tightening of entertainment policies during the period and the staff costs incurred in selling activities were dropped by $42,974 or 90.5% for the three months ended June 30, 2022.

General and administrative expenses: During the three months ended June 30, 2022, we incurred $331,385 general and administrative expenses compared to $351,935 for the three months ended June 30, 2021, representing a decrease of $20,550 or 5.8% as compared with the prior period. The slight decrease for the three months ended June 30, 2022 was mainly due to less audit fees and professional fees charged by the professional parties. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees.

Total other income, net: During the three months ended June 30, 2022, we generated net other income of $58,099 compared to $32,392 for the three months ended June 30, 2021, representing an increase of $25,707 or 79.4% as compared with the prior period. Our other income mainly consisted of bank interest income, exchange rate differences and certain sundry incomes.

Income tax expense: During the three months ended June 30, 2022, we incurred income tax expense of $180,081 compared to $146,289 for the three months ended June 30, 2021, representing an increase of $33,792 or 23.1% as compared with the prior period. The income tax expenses were charged in China.

For the three months ended June 30, 2022, our income tax expenses comprised of current tax and deferred tax expenses of $131,409 and $48,672, respectively, compared to $122,745 and $23,544 for the three months ended June 30, 2021.

Net income: As a result of the above, we generated a net income of $265,850 and $122,041 for the three months ended June 30, 2022 and 2021, respectively, representing an increase of $ 143,809 or 117.8% as compared with the prior period.

Cash and cash equivalents. As of June 30, 2022 and December 31, 2021, $7.64 million and $7.65 million of the Company’s cash and cash equivalents, respectively were held at financial institutions located in the PRC and Hong Kong that management believes to be of high credit quality.

Six Months Ended June 30, 2022 Unaudited Financial Results

	Six months ended June 30,
	2022	2021
Revenue	$2,049,872	$2,856,944
Cost of revenue	(425,811)	(418,772)
Gross profit	1,624,061	2,438,172
Selling expenses	(24,914)	(170,014)
General and administrative expenses	(642,673)	(579,301)
Total other income, net	159,921	70,094
Income before income tax	1,116,395	1,758,951
Income tax expense	(459,372)	(670,274)
Net income	$657,023	$1,088,677

●	Revenue decreased by 28.2% to $2,049,872

●	Gross profit decreased by 33.4% to $1,624,061

●	Net income decreased by 39.7% to $657,023

Revenue and cost of revenue: During the six months ended June 30, 2022, we generated revenue of $2,049,872 compared to $2,856,944 for the six months ended June 30, 2021, representing a decrease of $807,072 or 28.2% as compared with the prior period. The decrease was mainly due to our consultancy services income, generated from clients who engaged in online courses business, dropped by $1,950,347 as compared with last period. This was because the end customers became more patient and cautious in choosing online courses. We continued to seek for different business opportunities to stabilize our income streams. During the six months ended June 30, 2022, we generated $272,962 from our new digital training related services and $576,582 from our consultancy services to a customer who engaged in live streaming business. However, these new income streams only compensated a part of the revenue reduction in current period. As of the date of this filing, the digital training related services with Jade Bird remain suspended. Therefore, we expected the new revenue will not be available to compensate the revenue reduction until further notice. Cost of revenue was $425,811 for the six months ended June 30, 2022 compared to $418,772 for the six months ended June 30, 2021. For the six months ended June 30, 2022, the cost of revenue mainly represented the staff costs for our consulting services and the agency fees for our digital training related services.

Selling expenses: During the six months ended June 30, 2022, we incurred $24,914 selling expenses compared to $170,014 for the six months ended June 30, 2021, representing a decrease of $145,100 or 85.3% as compared with the prior period. The decrease of selling expenses was mainly due to the tightening of entertainment policies during the period and the staff costs incurred in selling activities were dropped by $70,200 or 80.0% for the six months ended June 30, 2022.

General and administrative expenses: During the six months ended June 30, 2022, we incurred $642,673 general and administrative expenses compared to $579,301 for the six months ended June 30, 2021, representing an increase of $63,372 or 10.9% as compared with the prior period. The increase for the six months ended June 30, 2022 was mainly due certain senior management no longer directly involved in performing the services but focused on management work. Therefore, more senior management costs were incurred during the period. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees.

Total other income, net: During the six months ended June 30, 2022, we generated net other income of $159,921 compared to $70,094 for the six months ended June 30, 2021, representing an increase of $89,827 or 128.2% as compared with the prior period. Our other income mainly consisted of bank interest income, exchange rate differences and certain sundry incomes.

Income tax expense: During the six months ended June 30, 2022, we incurred income tax expense of $459,372 compared to $670,274 for the six months ended June 30, 2021, representing a decrease of $210,902 or 31.5% as compared with the prior period. The income tax expenses were charged in China.

For the six months ended June 30, 2022, our income tax expenses comprised of current tax and deferred tax expenses of $335,479 and $123,893, respectively, compared to $521,510 and $148,764 for the six months ended June 30, 2021. The decrease of the current tax and deferred tax was mainly aligned with the reduction of revenue and gross profit during the period.

Net income: As a result of the above, we generated a net income of $657,023 and $1,088,677 for the six months ended June 30, 2022 and 2021, respectively.

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a digital marketing consultation company with its main operation in China, providing marketing consulting services to Chinese start-up companies. The company provides consulting services, sourcing and marketing services in China through its PRC subsidiary with support from its HK subsidiary. Its PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.  The integrated service platform focuses on strategic marketing and consulting. The company’s mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing the company’s digital marketing consulting plan to reach their business goals. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Specifically, the Company’s statements regarding trading on the OTCBB market and closing the initial public offering are forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263

Investor Relations:

Janice Wang
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Phone: +1-908-510-2351 (from U.S.)

+86 13811768559 (from China)

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021

(In U.S. dollars except for number of shares)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,637,260	$7,649,129
Accounts receivable	270,939	67,940
Other receivables and prepayments	35,369	55,925
Total current assets	7,943,568	7,772,994

NON-CURRENT ASSETS
Plant and equipment, net	234,194	281,448
Operating lease right-of-use assets, net	112,683	146,698
Total non-current assets	346,877	428,146

TOTAL ASSETS	$8,290,445	$8,201,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$115,833
Other payables and accrued liabilities	222,279	402,158
Contract liabilities	-	216,142
Receipt in advance	-	5,161
Operating lease liabilities, current	54,964	59,370
Tax payables	158,269	39,545
Amount due to a director	170,713	171,443
Total current liabilities	606,225	1,009,652

NON-CURRENT LIABILITY
Deferred tax liabilities	444,780	342,546
Operating lease liabilities, non-current	57,719	87,328
Total non-current liabilities	502,499	429,874

TOTAL LIABILITIES	1,108,724	1,439,526

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2021: Nil) shares issued and outstanding as of June 30, 2022	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2021: 1,701,181,423) shares issued and outstanding as of June 30, 2022	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Retained earnings (accumulated deficit)	299,620	(357,403)
Accumulated other comprehensive income	193,024	429,940
Total stockholders’ equity	7,181,721	6,761,614
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,290,445	$8,201,140

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021 (UNAUDITED)

(In U.S. dollars except for number of shares)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenue	840,868	873,084	$2,049,872	$2,856,944
Cost of revenue	(113,332)	(199,451)	(425,811)	(418,772)
Gross profit	727,536	673,633	1,624,061	2,438,172
Selling expenses	(8,319)	(85,760)	(24,914)	(170,014)
General and administrative expenses	(331,385)	(351,935)	(642,673)	(579,301)
Profit from operations	387,832	235,938	956,474	1,688,857
Other income (expenses):
Interest income	12,637	34,039	22,967	50,279
Exchange gain (loss)	27,862	(7,432)	27,922	(12,045)
Sundry income	17,600	5,785	109,032	31,860
Total other income, net	58,099	32,392	159,921	70,094
Income before income tax	445,931	268,330	1,116,395	1,758,951
Income tax expense	(180,081)	(146,289)	(459,372)	(670,274)
Net income	$265,850	122,041	$657,023	$1,088,677
Other comprehensive income (loss)
Foreign currency translation adjustment	(231,781)	41,517	(236,916)	65,982
Total comprehensive income	$34,069	163,558	$420,107	$1,154,659

Net income per share - Basic and diluted	$0.00 *	0.00 *	$0.00 *	$0.00 *
Weighted average number of common shares outstanding
- Basic and Diluted	1,701,181,423	1,701,181,423	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021(UNAUDITED)

(In U.S. dollars)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$657,023	$1,088,677
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	42,322	41,479
Amortization of operating lease right-of-use assets	27,395	25,886
Deferred tax	123,894	(367,854)
Changes in operating assets and liabilities:
Other receivables and prepayments	19,049	(82,283)
Accounts receivable	(213,535)	118,772
Accounts payable	(113,645)	-
Other payables and accrued liabilities	(170,904)	(303,307)
Tax payables	125,057	(460,122)
Contract liabilities	(212,060)	-
Receipt in advance	(5,064)	(8,289)
Operating lease liabilities	(27,395)	(45,555)
Net cash generated from operating activities	252,137	7,404

Cash flows from investing activities
Purchase of property, plant and equipment	(8,381)	-
Acquisition of debt products	-	(2,781,346)
Redemption of debt products	-	5,717,211
Loan receivables to a unrelated third party	-	(499,908)
Loan to a related company	-	(123,615)
Repayment from a related company	-	312,386
Net cash (used in) generated from investing activities	(8,381)	2,624,728

Cash flows from financing activities
Repayment of borrowings	-	(128,842)
Advance from a director	-	69,532
Net cash used in financing activities	-	(59,310)

Effect of exchange rates on cash	(255,625)	38,660

Net (decrease) increase in cash and cash equivalents	(11,869)	2,611,482
Cash and cash equivalents at beginning of period	7,649,129	3,846,470
Cash and cash equivalents at end of period	$7,637,260	$6,457,952

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$224,055	$981,886
Withholding tax paid	$-	$517,120